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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of Earliest Event Reported): June 4, 1997
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                            CONSOLIDATED HYDRO, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


     NOT YET ISSUED                                     06-1138478
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(Commission File Number)                    (I.R.S. Employer Identification No.)


680 WASHINGTON BOULEVARD, STAMFORD, CT                            06901
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(Address of Principal Executive Offices)                        (Zip Code)


                                 (203) 425-8850
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              (Registrant's Telephone Number, Including Area Code)


                                      NONE
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.


Consolidated Hydro, Inc. ("CHI" or the "Company") has reached an agreement-in-principle for a restructuring plan with an unofficial committee of bondholders, representing in excess of 88% of its outstanding 12% Senior Discount Notes, as well as with holders of a majority of the issued and outstanding shares of the Company's Series F, Series H and Series G preferred stock, subject to finalizing certain matters, including appropriate documentation. The restructuring plan would convert the $202.25 million fully accreted principal amount of 12% Senior Discount Notes into common equity of CHI. As a result of the restructuring, subsidiaries of CHI will continue to own and/or operate approximately 90 hydroelectric projects and other assets. CHI's employees will not be affected by the Company's restructuring.

A successful restructuring at this time would significantly deleverage the Company's balance sheet and allow it to pursue its business plan, which includes the development of the industrial infrastructure business as described in a filing on Form 8-K made by the Company on March 20, 1997. The management of CHI is optimistic that a successful restructuring would allow the Company to take advantage of opportunities that exist in the core hydroelectric business and the industrial infrastructure business.

The principal terms of the restructuring plan include:

1) The $202.25 million fully accreted principal amount of 12% Senior Discount Notes would be exchanged for 100% of the newly issued common equity of CHI outstanding on the date the restructuring is consummated (the "Consummation Date") (subject to dilution from the Series B, C and D Warrants described below) and $15 million of cash distributed as follows:
      (a) $10 million on the Consummation Date and (b) up to $5 million payable out of Excess Cash (to be defined) and the proceeds of any working capital facility (to the extent permitted by the working capital lender) on or before December 31, 1997, and (c) the balance of the $5 million payable not later than March 31, 1998 with interest at the prime rate from December 31, 1997 until the date paid in full.

2) The holders of the Company's Series F, Series H and Series G preferred stock would be treated alike and would proportionately exchange their shares for two series of warrants to buy shares of the Company's common stock or rights to acquire such warrants (the "Series B Warrants" and the "Series C Warrants"). The Series B Warrants would represent 7.5% of the common equity of CHI outstanding on the Consummation Date (subject to dilution from the Series C and D Warrants) which warrants would be granted when Industrial Infrastructure Business ("IIB") projects satisfying the minimum ROE IIB Target with a total capital requirement (Debt + Equity) of $450 million are either (x) closed within three years of the Consummation Date or (y) subject to a "Definitive Agreement" (to be defined) before the end of such three year period and closed after the three year period but prior to the end of such Warrants' term. Series B Warrants representing the first 1% of CHI's common equity will be granted when CHI has closed projects with total IIB capital of at least $60 million. The remaining Series B Warrants representing 6.5% of the common equity of CHI will be granted pro rata as the total IIB capital requirements of projects that CHI has closed increases from $60 million to $450 million. The Series B Warrants will be granted only at the time the IIB projects are closed. Such warrants would have an aggregate exercise price reflecting an aggregate equity value of $100 million for CHI and would expire on the date six years after the Consummation Date.

3) The Series C Warrants would represent 5% of the restructured common equity of CHI outstanding on the Consummation Date (subject to dilution from the Series B Warrants and Series D Warrants) and would have an aggregate exercise price representing the accreted value of the 12% Senior Discount Notes at the Consummation Date (approximately $185 million as of September 30, 1997). The Series C Warrants would expire on the date eight years after the Consummation Date.

4) All currently outstanding CHI common stock, options and warrants would be extinguished in the restructuring.



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5)    Warrants (the "Series D Warrants") representing approximately 7.5% of the common equity of CHI outstanding on the Consummation Date (subject to dilution from the Series B Warrants and Series C Warrants) would be reserved for issuance to the management of CHI, subject to appropriate vesting provisions. These warrants would have an aggregate exercise price reflecting an aggregate equity value of CHI of $100 million and would expire on the date seven years after the Consummation Date.

Subject to finalization of the remaining issues between the parties, CHI expects to proceed with documentation that would result in a pre-packaged or pre-negotiated Chapter 11 case of CHI which, subject to bankruptcy court approval, would be completed either in the third or fourth quarter of this calendar year. A working capital and letter of credit facility is expected to be in place by the end of the restructuring to assist in funding future seasonal and working capital needs. CHI's management is optimistic that such a restructuring can be reached in a timely manner, but there can be no assurance that a restructuring will be completed on the terms embodied in the agreement-in-principle or otherwise.

In addition, on May 30, 1997, CHI entered into an amended engagement letter (the "Amended Letter") with Houlihan Lokey Howard & Zukin, Inc. ("Houlihan"), whom it retained in December 1996 to provide financial advisory services in connection with the formulation and potential implementation of financial restructuring options for the Company. Pursuant to the Amended Letter, a copy of which is annexed hereto as Exhibit 10.1, Houlihan will no longer be paid a success fee in connection with the consummation of a financial restructuring of the Company. Instead, Houlihan will be paid in full for the work that it has completed through the end of May 1997 and thereafter will be paid a monthly advisory fee until the earlier of such time as a financial restructuring of the Company is completed or the Company deems that Houlihan's services are no longer necessary.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

      The following is filed herewith as an exhibit to this Report:

10.1 Amended Engagement Letter, dated as of May 30, 1997 between Consolidated Hydro, Inc. and Houlihan Lokey Howard and Zukin, Inc.






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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 4, 1997                       CONSOLIDATED HYDRO, INC.

                                          BY: /s/ Patrick J. Danna
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                                              Patrick J. Danna
                                              Vice President, Controller


                                          signing on behalf of the Registrant
                                          and as Chief Accounting Officer








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                                  EXHIBIT INDEX



Item

10.1 Amended Engagement Letter, dated as of May 30, 1997 between Consolidated Hydro, Inc. and Houlihan Lokey Howard and Zukin, Inc.













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